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                                                                   Exhibits 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
TEAM Mucho, Inc.

We consent to the incorporation by reference of our independent auditors' report dated July 26, 2000 on the consolidated statement of operations of Team Mucho, Inc. (formerly known as Mucho.com, Inc.) and the related statements of changes in shareholders' equity and cash flows for the period from inception (July 8, 1999) to December 31, 1999, included in this Form 10-K, into the Company's previously filed Registration Statements File Nos. 333-47897 and 333-56195.

/s/ Stonefield Josephson, Inc.


Santa Monica, CA
March 27, 2002